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                                                                      EXHIBIT 23




                           CONSENT OF INDEPENDENT AUDITORS







The Board of Directors and
The Administrator of the
Great Lakes Bancorp Savings
and Investment Plan:

We consent to incorporation by reference in the registration statement (No. 033-57633) on Form S-8 of TCF Financial Corporation of our report dated June 23, 1997, relating to the statements of net assets available for plan benefits of the Great Lakes Bancorp Savings and Investment Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1996, and the related schedules as of and for the year ended December 31, 1996, which report appears elsewhere in this December 31, 1996 annual report on Form 11-K of the Great Lakes Bancorp Savings and Investment Plan.


                                       /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 27, 1997








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